UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                       ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 28, 2017, Hovnanian Enterprises, Inc. (the “Company”) and K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of the Company (“K. Hovnanian”), entered into certain financing commitments (the “credit facilities and notes purchase commitments”) described below and commenced a private offer to exchange with respect to K. Hovnanian’s 8.000% Senior Notes due 2019 (the “8% 2019 Notes”). The proceeds from certain of the credit facilities subject to such financing commitments will be used to redeem, repurchase or otherwise retire K. Hovnanian’s 7.000% Senior Notes due 2019 (the “7% 2019 Notes”) and certain 8% 2019 Notes that remain outstanding following consummation of the Exchange Offer (as defined under Item 8.01 below).

Support Agreement

On December 28, 2017, in connection with the Exchange Offer and Consent Solicitations (as defined under Item 8.01 below), the Company, K. Hovnanian and K. Hovnanian at Sunrise Trail III, LLC, a wholly-owned subsidiary of K. Hovnanian (the “Subsidiary Purchaser”), entered into a support agreement (the “Support Agreement”) with GSO Capital Partners LP (“GSO”) and each of the other persons or entities executing the agreement as an initial supporting holder (collectively, the “GSO Investors”). Pursuant to the Support Agreement, each GSO Investor has agreed, among other things, to (i) validly tender, or to cause to be validly tendered on its behalf, (and not withdraw) in the Exchange Offer on or prior to the expiration time of the Exchange Offer all of the 8% 2019 Notes beneficially owned by such GSO Investor or by one or more entities of which it is the nominee, discretionary investment manager, advisor or sub-advisor (collectively, “Beneficially Owned Securities”), together with all of the 8% 2019 Notes that are subject to certain repurchase or sell/buy arrangements and that are, upon delivery of such 8% 2019 Notes to any applicable GSO Investor pursuant to the terms thereof, Beneficially Owned Securities of such GSO Investor, with the aggregate principal amount tendered in accordance with the terms described in this clause (i) being no less than $126.8 million, and (ii) to validly submit consents (and not revoke) in favor of the Proposed Amendments (as defined under Item 8.01 below) in the Consent Solicitations with respect to all of K. Hovnanian’s 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) and 10.500% Senior Secured Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Consent Notes”) that are the Beneficially Owned Securities of such GSO Investor, together with all of the 2022 Notes and the 2024 Notes that are subject to certain repurchase or sell/buy arrangements and that are, upon delivery of such 2022 Notes and 2024 Notes to any applicable GSO Investor pursuant to the terms thereof, Beneficially Owned Securities of such GSO Investor, with the aggregate principal amount for which consents are delivered in accordance with this clause (ii) being no less than $20.4 million of the 2022 Notes and $115.6 million of the 2024 Notes.

The obligations of the GSO Investors to tender their 8% 2019 Notes in the Exchange Offer and to consent with respect to their Consent Notes in the Consent Solicitations are generally subject to the terms and conditions set forth in the Support Agreement as more fully described therein, which include requirements for K. Hovnanian to consummate the Exchange Offer upon the terms and conditions set forth in the Exchange Offer Documents (as defined under Item 8.01 below) and limitations on the Company and K. Hovnanian from making certain modifications, amendments or waivers to the terms and conditions of the Exchange Offer and the Exchange Offer Documents without the prior consent of the GSO Investors. The parties to the Support Agreement (and also the Commitment Letter described below) also agree to use commercially reasonable efforts to defend against certain actions, proceedings and investigations in connection with the Exchange Offer and the credit facilities and notes purchase commitments and not to consent to the terms of any compromise or settlement of any pending or threatened action relating to the Exchange Offer and the credit facilities and notes purchase commitments without consulting with, and taking certain actions with respect to, each other party as more fully described therein.

The Support Agreement may be terminated by either the GSO Investors or the Company if: (i) K. Hovnanian shall have publicly announced its intention not to pursue the Exchange Offer and the related financings pursuant to the credit facilities and notes purchase commitments or has entered into, or publicly announced an intention to enter into, certain alternative transaction financings in lieu thereof, (ii) the Exchange Offer shall not have been consummated by 11:59 p.m. on March 1, 2018 (as such date and time may be extended by K. Hovnanian and the GSO Investors), (iii) either party has materially breached the Support Agreement and such breach is not cured in accordance with its terms, (iv) the Commitment Letter (as defined below) has been terminated pursuant to its terms or (v) certain events set forth in the confidential offering memorandum for the Exchange Offer dated December 28, 2017 (the “Offering Memorandum”) shall have occurred.

A copy of the Support Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Commitment Letter

On December 28, 2017, the Company and K. Hovnanian also entered into a commitment letter (the “Commitment Letter”) with GSO, on its own behalf and on behalf of one or more funds managed, advised or sub-advised by GSO (collectively, the “GSO Entities”). Pursuant to the Commitment Letter, the GSO Entities shall, among other things, provide the principal amount of each of the following credit facilities: (i) a senior unsecured term loan credit facility (the “Unsecured Term Loan Credit Facility”) to be borrowed by K. Hovnanian and guaranteed by the Company and substantially all of its subsidiaries, except for K. Hovnanian, its home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and its foreign subsidiary (collectively, the “Guarantors”), pursuant to which the GSO Entities have committed to lend K. Hovnanian $132.5 million of initial term loans on the settlement date of the Exchange Offer for purposes of refinancing K. Hovnanian’s 7% 2019 Notes, and up to $80.0 million of delayed draw term loans for purposes of refinancing K. Hovnanian’s 8% 2019 Notes that do not participate in the Exchange Offer, in each case, upon the terms and subject to the conditions set forth therein, and (ii) a senior secured first lien revolving credit facility (the “Secured Revolving Credit Facility” and, together with the Unsecured Term Loan Credit Facility, the “New Credit Facilities”) to be borrowed by K. Hovnanian and guaranteed by the Guarantors, pursuant to which the GSO Entities have committed to lend to K. Hovnanian up to $125.0 million of senior secured first priority revolving loans to fund the repayment of K. Hovnanian’s $75.0 million senior secured term loan facility (the “Existing Term Loan”) and for general corporate purposes, upon the terms and subject to the conditions set forth therein. In addition, pursuant to the Commitment Letter, the GSO Entities have committed to purchase, and K. Hovnanian has agreed to issue and sell, on January 15, 2019 (or such later date within five business days as mutually agreed by the parties working in good faith), $25.0 million in aggregate principal amount of additional 2024 Notes (the “Additional 10.5% Notes”) at a purchase price, for each $1,000 principal amount of Additional 10.5% Notes, that would imply a yield equal to (a) the volume weighted average yield to maturity (calculated based on the yield to maturity during the 30 calendar day period ending on one business day prior to January 15, 2019) for the 2024 Notes, minus (b) 0.50%, upon the terms and subject to conditions set forth therein.

A copy of the Commitment Letter, including exhibits thereto that describe the terms and conditions of the New Credit Facilities and the issuance and sale of the Additional 10.5% Notes, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Unsecured Term Loan Credit Facility

Loans made under the Unsecured Term Loan Credit Facility (“Term Loans”) will bear interest at a rate equal to 5.0% per annum and interest will be payable in arrears, on the last business day of each fiscal quarter. The Unsecured Term Loan Facility will mature on the ninth anniversary of the closing date of the Unsecured Term Loan Credit Facility.

The agreement governing the Unsecured Term Loan Credit Facility will contain representations and warranties, with the accuracy of certain specified representations and warranties being a condition to the funding of the Term Loans on each date of funding, and affirmative and restrictive covenants that limit among other things, and in each case subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The agreement governing the Unsecured Term Loan Credit Facility will also contain customary events of default which would permit the Administrative Agent thereunder to declare Term Loans made thereunder to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Term Loans, including any interest and fees due in connection therewith, or other material indebtedness, the failure to satisfy covenants, the material inaccuracy of representations or warranties made, cross acceleration of other material indebtedness, and specified events of bankruptcy and insolvency.

Secured Revolving Credit Facility

Loans made under the Secured Revolving Credit Facility (“Secured Loans”) will bear interest at a rate per annum equal to (a) the volume weighted average yield (calculated based on the yield to maturity during the 30 calendar day period ending on the business day before the closing date of the Secured Revolving Credit Facility) of the 2024 Notes minus (b) 0.50%, and interest will be payable in arrears, on the last business day of each fiscal quarter. Availability under the Secured Revolving Credit Facility will terminate on December 28, 2019 and any outstanding Secured Loans on the date thereof shall convert to secured term loans maturing on December 28, 2022. When available to be drawn, the Secured Loans and the guarantees thereof will be secured by substantially all of the assets owned by K. Hovnanian and the Guarantors, subject to permitted liens and certain exceptions, on a first lien basis relative to the liens securing the 2022 Notes and 2024 Notes pursuant to an existing intercreditor agreement to which the collateral agent for the Secured Revolving Credit Facility shall become a party.

The agreement governing the Secured Revolving Credit Facility will contain representations and warranties, with the accuracy of certain specified representations and warranties being a condition to the funding of the Secured Loans on each date of funding, and affirmative and restrictive covenants that limit among other things, and in each case subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The agreement governing the Secured Revolving Credit Facility will also contain customary events of default which would permit the Administrative Agent thereunder to exercise remedies with respect to the collateral securing the Secured Revolving Credit Facility and declare Secured Loans to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Secured Loans, including any interest and fees due in connection therewith, or other material indebtedness, the failure to satisfy covenants, the material inaccuracy of representations or warranties made, cross acceleration to other material indebtedness, and specified events of bankruptcy and insolvency.

The terms and covenants of the Secured Revolving Credit Facility will be effective as of the date of execution of the agreement in respect thereof. However, the obligations of the GSO Entities to make loans under the Secured Revolving Credit Facility on the closing date are subject to the satisfaction of certain terms and conditions precedent set forth therein, including requiring K. Hovnanian to use the net cash proceeds therefrom to repay the Existing Term Loan.

Additional 10.5% Notes

The Additional 10.5% Notes will be issued on January 15, 2019 (or such later date within five business days as mutually agreed by the parties working in good faith), subject to the conditions of a note purchase agreement attached as an exhibit to the Commitment Letter, including the execution of a supplemental indenture relating to the issuance of the Additional 10.5% Notes. The Additional 10.5% Notes will constitute additional 2024 Notes and have the same terms as the 2024 Notes in all respects and will vote together and be treated as a single class with the existing 2024 Notes for all purposes under the indenture governing the 2024 Notes. The Additional 10.5% Notes will be guaranteed by the Guarantors. The Additional 10.5% Notes and the guarantees thereof will be secured by liens on substantially all of the assets of K. Hovnanian and the Guarantors, subject to permitted liens and certain exceptions. The liens securing the 2024 Notes rank (a) junior to the liens securing the Existing Term Loan and any other future secured obligations that are senior in priority with respect to the assets securing the 2024 Notes (including the Secured Loans) and (b) pari passu with the liens securing the 2022 Notes.

The 2024 Notes bear interest at 10.500% per annum and mature on July 15, 2024. Interest on the 2024 Notes will be payable semi-annually on January 15 and July 15 of each year, beginning in the case of the Additional 10.5% Notes on July 15, 2019, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding each such interest payment date.

The indenture governing the 2024 Notes (including the Additional 10.5% Notes) (the “10.5% Notes Indenture”), contains restrictive covenants that limit among other things, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into certain transactions with affiliates and make cash repayments of the 7% 2019 Notes and 8% 2019 Notes and refinancing indebtedness thereof. Such indenture also contains customary events of default which would permit the trustee and the collateral agent for the holders of the 2024 Notes to exercise remedies with respect to the collateral securing the 2024 Notes and declare those notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the 2024 Notes or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the 2024 Notes to be in full force and effect, the failure of the liens on any material portion of the collateral securing the 2024 Notes to be valid and perfected and specified events of bankruptcy and insolvency. In connection with the issuance of the Additional 10.5% Notes, the Company, K. Hovnanian and the subsidiary guarantors of the Additional 10.5% Notes, together with the trustee thereof and any applicable collateral agents, may take certain actions in respect of perfecting collateral that will secure the Additional 10.5% Notes. The 10.5% Notes Indenture is subject to the Consent Solicitations described under Item 8.01.

The Additional 10.5% Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Additional 10.5% Notes may not be offered or sold within the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Additional 10.5% Notes, or any other securities of K. Hovnanian or the Company. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any other securities of K. Hovnanian or the Company.

Termination Payment Letter

On December 28, 2017, in connection with the Support Agreement and the Commitment Letter, the Company, K. Hovnanian and GSO on its behalf and on behalf of certain funds managed, advised or sub-advised by it entered into a termination payment letter (the “Termination Payment Letter”), which provides that in consideration for GSO’s time and effort in connection with Exchange Offer and the refinancing transactions contemplated thereby and by the credit facilities and notes purchase commitments, the Company and K. Hovnanian will make a termination payment of $17.5 million in cash (the “Termination Payment”) to GSO or at its direction the GSO Entities (or other persons or entities designated by it) under certain circumstances. The Termination Payment shall be payable upon the earlier of (i) K. Hovnanian’s withdrawal or termination of the Exchange Offer or (ii) March 1, 2018 or such later date as the parties agree (the “Outside Date”), in the event the Exchange Offer is not consummated on or prior to such date; provided that the Termination Payment shall not be payable in the event that (a) the parties mutually agree to withdraw, terminate or modify in a material manner the Exchange Offer, (b) there exists an order or decree (x) prohibiting or preventing consummation of the Exchange Offer effective on or beyond February 28, 2018 or (y) that would have the effect of allowing the GSO Investors to terminate the Support Agreement for specified events, (c) the Commitment Letter or Support Agreement is terminated due to a material breach by GSO or the GSO Entities, (d) GSO or the GSO Entities finance in its entirety certain alternative financing transactions, (e) the Exchange Offer is consummated on or prior to the Outside Date or (f) the Exchange Offer is not consummated due to certain of the conditions set forth in the Exchange Offer Documents not having been satisfied.

A copy of the Termination Payment Letter is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 and below under Item 8.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On December 28, 2017, the Company issued a press release and also made available presentation slides with respect to the refinancing of the 7% 2019 Notes and the 8% 2019 Notes and related transactions. Copies of the press release and presentation slides are attached hereto as Exhibits 99.4 and 99.5, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Exchange Offer

On December 28, 2017, the Company issued a press release announcing that K. Hovnanian has launched an offer to exchange (the “Exchange Offer”) up to $185.0 million aggregate principal amount of the 8% 2019 Notes for a combination of (i) cash, (ii) K. Hovnanian’s newly issued 13.5% Senior Notes due 2026 (the “New 2026 Notes”) and (iii) K. Hovnanian’s newly issued 5.0% Senior Notes due 2040 (the “New 2040 Notes” and, together with the New 2026 Notes, the “New Notes”), on the terms and subject to the conditions set forth in the Offering Memorandum and the related Letter of Transmittal (collectively, the “Exchange Offer Documents”), including the entry into and effectiveness of the New Credit Facilities and the commitment to purchase the Additional 10.5% Notes described above. An aggregate of $26.0 million in principal amount of the 8% 2019 Notes that are validly tendered (and not validly withdrawn) will be purchased by the Subsidiary Purchaser (the “Purchased 8.0% Notes”) in the Exchange Offer. The Subsidiary Purchaser will be responsible for the cash component of the consideration to be paid in connection with the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on January 29, 2018, unless extended or earlier terminated.

The New Notes will be issued by K. Hovnanian and guaranteed by the Guarantors, except for the Subsidiary Purchaser, which will not guarantee the New Notes. The indenture governing the New Notes contains limitations on actions with respect to the Purchased 8.0% Notes, including that, (A) K. Hovnanian and the guarantors of the New Notes shall not, (i) prior to June 6, 2018, redeem, cancel or otherwise retire, purchase or acquire any Purchased 8.0% Notes or (ii) make any interest payments on the Purchased 8.0% Notes prior to their stated maturity, and (B) K. Hovnanian and the guarantors of the New Notes shall not, and shall not permit any of their subsidiaries to, (i) sell, transfer, convey, lease or otherwise dispose of any Purchased 8.0% Notes other than to any subsidiary of Hovnanian that is not K. Hovnanian or a guarantor of the New Notes or (ii) amend, supplement or otherwise modify the Purchased 8.0% Notes or the indenture under which they were issued with respect to the Purchased 8.0% Notes, subject to certain exceptions. In addition, the indenture governing the New Notes will provide that notwithstanding the above, at all times on or after June 6, 2018 and prior to the stated maturity of the Purchased 8.0% Notes, the Subsidiary Purchaser shall continue to own and hold at least the minimum denomination thereof. A copy of the press release announcing the Exchange Offer is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The New Notes have not been and will not be registered under the Securities Act or any state securities laws. The New Notes may not be offered or sold within the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, or any other securities of K. Hovnanian or the Company. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell the 8% 2019 Notes or any other securities of K. Hovnanian or the Company. The Exchange Offer is being made solely on the terms and subject to the conditions set forth in the Exchange Offer Documents, and the information in this Current Report on Form 8-K is qualified by reference to such documents.

Additional Information

In connection with the Exchange Offer, the Company is disclosing under this Item 8.01 the information included as Exhibit 99.1 hereto, which is incorporated herein by reference.

Consent Solicitations

On December 28, 2017, the Company issued a press release announcing that K. Hovnanian has commenced the solicitation of consents (the “Consent Solicitations”) of each of the holders of the 2022 Notes and the 2024 Notes to eliminate the restrictions in the indenture governing such 2022 Notes and 2024 Notes on K. Hovnanian’s ability to purchase, repurchase, redeem, acquire or retire for value the 7% 2019 Notes and the 8% 2019 Notes and refinancing or replacement indebtedness in respect thereof (the “Proposed Amendments”) on the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated December 28, 2017. A copy of the press release announcing the Consent Solicitations is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

This Current Report on Form 8-K is not a solicitation of consents to the Proposed Amendments to the indenture governing the 2022 Notes and the 2024 Notes, and the Consent Solicitations are being made solely on the terms and subject to the conditions set forth in the documents governing the Consent Solicitations and the information in this Current Report on Form 8-K is qualified by reference to such documents.

Redemption of 7% 2019 Notes

K. Hovnanian intends to call for redemption, conditioned on funding of the initial Term Loans, all of its outstanding 7% 2019 Notes, which redemption is expected to occur substantially concurrently with the closing of the Exchange Offer.

*        *        *        *

All statements in this Current Report on Form 8-K that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against the Company and not resolved in the Company’s favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Support Agreement, dated December 28, 2017, by and among Hovnanian Enterprises, Inc., K. Hovnanian Enterprises, Inc., K. Hovnanian at Sunrise Trail III, LLC, and the GSO Investors named therein
10.2

Commitment Letter, dated December 28, 2017, by and among Hovnanian Enterprises, Inc., K. Hovnanian Enterprises, Inc. and GSO Capital Partners LP, on its own behalf and on behalf of one or more funds managed, advised or sub-advised by GSO Capital Partners LP

10.3

Termination Payment Letter by and among Hovnanian Enterprises, Inc., K. Hovnanian Enterprises, Inc. and GSO Capital Partners LP, on its own behalf and on behalf of one or more funds managed, advised or sub-advised by GSO Capital Partners LP

99.1	Additional information – Risk factor
99.2	Press release, dated December 28, 2017, announcing the Exchange Offer
99.3	Press release, dated December 28, 2017, announcing the Consent Solicitations
99.4	Press release, dated December 28, 2017, announcing the Refinancing Transactions
99.5	Presentation slides – Refinancing Transactions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
Name: Michael Discafani
Title: Vice President, Corporate Counsel and Secretary

Date: December 28, 2017

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